Exhibit 99.1

Summit Hotel Properties Reports First Quarter Results

Strong AFFO results; 3 acquisitions; Raise and expand guidance

SIOUX FALLS, S.D.--(BUSINESS WIRE)--May 15, 2012--Summit Hotel Properties (NYSE: INN) today announced results for the first quarter ended March 31, 2012. The Company’s results include the following:

	First Quarter
	2012	2011
Total Revenue	$40,005,977	$32,374,856
Net Income (Loss) to Common Shareholders	$(3,961,060)	$(7,820,677)
Net Income (Loss) to Common Shareholders per diluted share/unit	$(0.11)	$(0.21)
EBITDA (1)	$8,916,599	$7,715,349
Adjusted EBITDA (1)	$10,554,411	$9,028,177
FFO (1)	$5,451,228	$(962,247)
Adjusted FFO (1)	$6,157,040	$6,289,582
FFO per diluted share/unit (1)	$0.15	$(0.03)
Adjusted FFO per diluted share/unit (1)	$0.16	$0.17

Pro Forma (2)
RevPAR	$60.92	$57.42
RevPAR Growth	6.1%
Hotel EBITDA	$12,282,517	$11,135,969
Hotel EBITDA Margin	29.9%	29.3%
Hotel EBITDA Margin Growth	60bps

(1) See tables later in this press release for a reconciliation to net income (loss) of earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted share/unit, adjusted FFO and adjusted FFO per diluted share/unit. EBITDA, adjusted EBITDA, FFO, FFO per diluted share/unit, adjusted FFO and adjusted FFO per diluted share/unit, as well as hotel EBITDA, are non-GAAP financial measures. See further discussions of these non-GAAP measures and reconciliations to net income/ (loss) later in this press release.

(2) For purposes of this press release, Pro Forma RevPAR, Pro Forma RevPAR growth, Pro Forma Hotel EBITDA, Pro Forma Hotel EBITDA Margin and Pro Forma Hotel EBITDA Margin growth includes operating results for the Company’s 70 hotels owned as of March 31, 2012, excluding 3 hotels held for sale including Twin Falls, ID AmericInn & Suites, Twin Falls, ID Hampton Inn, and Twin Falls, ID Holiday Inn Express & Suites, as if such hotels had been owned since January 1, 2011. As a result, these pro forma operating measures include operating results for certain hotels prior to the Company’s period of ownership.

First Quarter Highlights

  Pro Forma RevPAR: Pro forma RevPAR for the quarter ended March 31, 2012, increased 6.1 percent to $ 60.92. Pro Forma RevPAR growth, excluding the results of the six hotels undergoing renovations during the first quarter of 2012, would have increased by an additional 220 basis points to 8.3 percent.
  Pro Forma Hotel EBITDA: Pro Forma Hotel EBITDA was $12.3 million for the first quarter, an increase of 10.3 percent over first quarter 2011. The company estimates that Pro Forma Hotel EBITDA, excluding the results of the six hotels undergoing renovations during the first quarter of 2012, would have increased by an additional $0.4 million.
  Pro Forma Hotel EBITDA Margin: Pro Forma Hotel EBITDA Margin for the first quarter was 29.9 percent, an improvement of 60 basis points over the comparable period 2011. The company estimates that Pro Forma Hotel EBITDA Margin, excluding the results of the six hotels undergoing renovations during the first quarter of 2012, would have increased by 180 basis points to 31.1%.
  Adjusted EBITDA: Adjusted EBITDA was $ 10.6 million, an increase of 16.9 percent increase over first quarter 2011.
  Adjusted FFO: Adjusted FFO generated first quarter, 2012 was $6.2 million, or $0.16 per diluted share/unit.
  Acquisitions: The Company acquired three hotels during the first quarter, 2012, including:
    150-room Courtyard by Marriott – Atlanta, GA
    130-room Hilton Garden Inn – Birmingham (Liberty Park), AL
    95-room Hilton Garden Inn – Birmingham (Lakeshore), AL
  Dividends: The company declared first quarter 2012 dividends of $0.1125 per common share, representing an annualized yield of approximately 5.65% based on the closing sale price of the Company’s common stock on the NYSE on May 15, 2012, and $0.5781 per share on the Company’s 9.25% Series A Cumulative Redeemable Preferred Stock.

“We are pleased with solid RevPAR growth and margin expansion of our company during the quarter while completing renovations on six of our hotels,” said Dan Hansen, Company President and CEO. “We have an exceptional growth opportunity built on the capital invested in our hotels over the past two quarters, the rebranding of 11 hotels during 2011 and Q1, 2012, the acquisition of eight hotels since our IPO, a solid balance sheet and deep pipeline for additional acquisitions. We are focused on providing an attractive total return to our investors by continuing to provide a strong dividend while executing on our growth strategy.”

Capital Investments

During the first quarter of 2012, the Company invested a total of $8.4 million on the improvement and renovation of its portfolio. Major improvements and capital invested for these hotels includes: Bellevue, WA Fairfield Inn - $1.25 million; Denver, CO Fairfield Inn - $1.0 million; Provo, UT Hampton Inn - $1.2 million; Fort Wayne, IN Hampton Inn - $0.8 million; Fort Worth, TX Aspen Suites - $0.8; and Scottsdale, AZ Springhill Suites – $0.3 million. A majority of the renovation at the Springhill Suites hotel in Scottsdale, AZ was completed in fourth quarter, 2011. The Aspen Suites in Fort Worth is undergoing a complete upgrade as part of the conversion to Fairfield Inn & Suites by Marriott. This is the final rebranding of the hotels that had their franchise licenses terminated in 2011. The Company anticipates an additional $1.5 million will be invested in this property and the renovation and rebranding to be completed by the end of the second quarter 2012. The Company anticipates making capital investments on three recent acquisitions in second quarter 2012; Gwinnett, GA Hilton Garden Inn – approximately $0.9 million, El Paso, TX Courtyard by Marriott - approximately $0.6 million and Ridgeland, MS Homewood Suites - approximately $0.7 million. The Company is anticipating minimal disruption to RevPAR during the second quarter as a result of renovations to these acquired properties.

Capital Structure

  On January 12, 2012, the Company entered into a loan with Empire Financial in connection with the Atlanta, GA Courtyard by Marriott acquisition. The principal loan balance is $19.0 million, maturity date of February 1, 2017, and fixed interest rate of 6.00%.
  On February 13, 2012, the Company consolidated and refinanced four loans with ING Life Insurance and Annuity Company. The loans were consolidated into a single term loan with a principal balance of $67.5 million, maturity date of March 1, 2032, and fixed interest rate of 6.10%. This loan is callable by the lender beginning February 13, 2019.
  On February 14, 2012, the Company refinanced a loan with Metabank at par with a principal balance of $7.0 million, maturity date of February 1, 2017, and fixed interest rate of 4.95%.
  On March 2, 2012, the Company obtained two term loans from General Electric Capital Corporation in connection with the Birmingham, AL Hilton Garden Inn Lakeshore and Birmingham, AL Hilton Garden Inn Liberty Park acquisitions. The principal loan balances are $5.6 million and $6.5 million, respectively, with both loans having a maturity date of April 1, 2017 and fixed interest rate of 5.51%.

Subsequent Events

On April 4, 2012, the Company refinanced two loans with General Electric Capital Corporation formerly financed with National Western Life Insurance Company; the Scottsdale, AZ Courtyard by Marriott and Scottsdale, AZ Springhill Suites with principal loan balances of $9.8 million and $5.3 million, respectively. Both loans bear a fixed interest rate of 6.05% and have a maturity date of May 1, 2017. The transaction resulted in an interest rate reduction of 195 basis points as compared to previous lender’s interest rate and $1.5 million of net proceeds.

Balance sheet

As of March 31, 2012 the Company had total outstanding debt of $277.1 million, including $43.4 million outstanding on its senior unsecured credit facility. The Company had capacity of $93.9 million on its credit facility. Additionally, the Company had $ 10.9 million of cash and cash equivalents on its balance sheet. As of quarter end, the Company’s weighted average interest rate was 5.24%.

2012 Outlook

The Company is increasing and expanding its 2012 outlook. The Company’s outlook is based on current hotels owned (73 hotels) and assumes no additional hotels acquired or sold for the remainder of 2012. RevPAR outlook excludes hotels held for sale (3 hotels). The outlook incorporates continued U.S. economic improvement and anticipates U.S. GDP growth of 2.0% to 3.0% in 2012.

	2012 Full Year Outlook
	Low-end	High-end

RevPAR	$62.86	$64.04
RevPAR Growth	6.0%	8.0%
RevPAR (same-store 62 hotels)	$61.06	$62.21
RevPAR Growth (Same-store 62 hotels)	6.0%	8.0%
Adjusted FFO	$28,000,000	$30,000,000
Adjusted FFO per diluted share/unit	$0.75	$0.80
Renovation Capital Deployed	$18,000,000	$23,000,000

	Second Quarter, 2012
	Low-end	High-end

RevPAR	$65.95	$67.20
RevPAR Growth	6.0%	8.0%
RevPAR (same-store 62 hotels)	$63.85	$65.06
RevPAR Growth (Same-store 62 hotels)	6.0%	8.0%
Adjusted FFO	$8,500,000	$9,300,000
Adjusted FFO per diluted share/unit	$0.23	$0.25
Renovation Capital Deployed	$3,000,000	$5,000,000

Earnings Call

The Company will conduct its quarterly conference call on Wednesday, May 16, 2012 at 9:00am EDT. To participate in the conference call please dial 866-831-6247. The participant passcode for the call is 52872600. Additionally a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until Wednesday, May 23, 2012 by dialing 888-286-8010; participant passcode 76581672. A replay of the conference call will be available on the Company’s website until August 16, 2012.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused primarily on acquiring and owning premium-branded, select-service hotels in the upscale and upper midscale segments of the lodging industry. As of March 31, 2012, the Company’s portfolio consisted of 73 hotels with a total of 7,469 guestrooms located in 20 states. Additional information about Summit may be found at the Company’s website, www.shpreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and potential increases in average daily rate, occupancy, RevPAR and room supply and demand; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The following condensed consolidated balance sheets and statements of operations are that of Summit Hotel OP, LP (the Operating Partnership), Summit Hotel Properties, Inc. (the REIT) consolidated operating partnership. Such financial results for the periods present are identical to that of the REIT; however, we believe the reconciliation of FFO, AFFO, EBITDA and Adjusted EBITDA to net income (loss) presented in the Operating Partnership’s statement of operations is more beneficial, as it eliminates the concept of non-controlling interests. In addition, FFO and AFFO results on a total per common unit basis provides for a more consistent period or period presentation now and in future periods.

The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

SUMMIT HOTEL PROPERTIES
Condensed Consolidated Balance Sheets
March 31, 2012 (Unaudited) and December 31, 2011

	2012	2011
ASSETS

Cash and cash equivalents	$10,869,944	$10,537,132
Restricted cash	1,542,804	1,464,032
Trade receivables	6,155,365	3,424,630
Prepaid expenses and other	3,704,500	4,268,393
Land held for development	20,294,973	20,294,973
Assets held for sale	15,901,437	-
Property and equipment, net	529,775,110	498,876,238
Deferred charges and other assets, net	9,152,713	8,923,906
Deferred tax benefit	2,658,704	2,195,820
Other assets	4,022,180	4,019,870
TOTAL ASSETS	$604,077,730	$554,004,994

LIABILITIES AND EQUITY

LIABILITIES
Accounts payable	$1,676,414	$1,670,994
Accrued expenses	14,200,176	15,781,577
Mortgages and notes payable	277,115,161	217,103,728
TOTAL LIABILITIES	292,991,751	234,556,299

COMMITMENTS AND CONTINGENCIES

EQUITY	311,085,979	319,448,695

TOTAL LIABILITIES AND EQUITY	$604,077,730	$554,004,994

SUMMIT HOTEL PROPERTIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Company	Company and Predecessor
	Three months	Three months
	ended 03/31/12	ended 03/31/11

REVENUE
Room revenue	$39,020,137	$31,697,934
Other hotel operations revenue	985,840	676,922
Total Revenue	40,005,977	32,374,856

EXPENSES
Hotel operating expenses
Rooms	11,787,043	9,519,326
Other direct	4,774,531	4,645,135
Other indirect	11,218,315	9,329,205
Other	210,686	146,076
Total hotel operating expenses	27,990,575	23,639,742
Depreciation and amortization	8,223,683	6,598,628
Corporate general and administrative:
Salaries and other compensation	811,638	367,018
Other	865,550	765,138
Equity based compensation	125,874	126,828
Hotel property acquisition costs	579,938	-
Total Expenses	38,597,258	31,497,354

INCOME (LOSS) FROM OPERATIONS	1,408,719	877,502

OTHER INCOME (EXPENSE)
Interest income	1,391	11,086
Interest expense	(3,456,365)	(8,000,735)
Total Other Income (Expense)	(3,454,974)	(7,989,649)

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(2,046,255)	(7,112,147)

INCOME TAX (EXPENSE) BENEFIT	267,755	(497,541)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,778,500)	(7,609,688)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(1,026,310)	(210,989)

NET INCOME (LOSS)	(2,804,810)	(7,820,677)

PREFERRED DIVIDENDS	(1,156,250)	-

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON	$(3,961,060)	$(7,820,677)
SHAREHOLDERS
Net income (loss) per share/unit:
Basic and diluted	$(0.11)	$(0.21)
Weighted-average common shares/units outstanding:
Basic and diluted	37,378,000	37,378,000

SUMMIT HOTEL PROPERTIES
FFO and EBITDA
(Unaudited)

	Company	Company and Predecessor
	Three months	Three months
	ended 03/31/12	ended 03/31/11

NET INCOME (LOSS)	$(2,804,810)	$(7,820,677)
Preferred dividends	(1,156,250)
Depreciation and amortization	8,480,288	6,858,431
Loss on impairment of assets	932,000	-
Funds From Operations	5,451,228	(962,247)
Per Common share/unit	$0.15	$(0.03)

Equity based compensation	125,874	126,828
Hotel property acquisition costs	579,938	-
Operating expenses as result of IPO (1)	-	710,000
Corporate G&A related to IPO (1)	-	476,000
Interest expense related to IPO (1)	-	5,600,000
Income tax expense as result of IPO (1)		339,000
Adjusted Funds From Operations	6,157,040	6,289,582
Per Common share/unit	$0.16	$0.17

Number of diluted Common shares/units	37,378,000	37,378,000

	Company	Company and Predecessor
	Three months	Three months
	ended 03/31/12	ended 03/31/11

NET INCOME (LOSS)	(2,804,810)	(7,820,677)
Depreciation and amortization	8,480,288	6,858,431
Interest expense	3,525,503	8,177,345
Interest income	(1,391)	(11,086)
Income tax	(282,991)	511,336
EBITDA	8,916,599	7,715,349

Equity based compensation	125,874	126,828
Hotel property acquisition costs	579,938	-
Loss on impairment of assets	932,000	-
Operating expenses as result of IPO (1)	-	710,000
Corporate G&A related to IPO (1)	-	476,000
ADJUSTED EBITDA	10,554,411	9,028,177

(1) Includes expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.

SUMMIT HOTEL PROPERTIES
Pro Forma Hotel Operational Data
Schedule of Property Level Results
(Unaudited)

	Company	Company and Predecessor
	Three months	Three months
	ended 03/31/12	ended 03/31/11

REVENUE
Room revenue	$40,018,060	$36,991,183
Other hotel operations revenue	1,073,165	969,677
Total Revenue	41,091,225	37,960,861

EXPENSES
Hotel operating expenses
Rooms	12,131,565	11,136,405
Other direct (1)	4,914,085	5,118,354
Other indirect (1)	11,546,214	10,399,243
Other	216,844	170,890
Total hotel operating expenses	28,808,708	26,824,892
Hotel EBITDA	$12,282,517	$11,135,969

Note:

Pro Forma RevPAR, Pro Forma RevPAR growth, Pro Forma Hotel EBITDA, Pro Forma Hotel EBITDA margin and Pro Forma Hotel EBITDA margin growth includes operating results for the Company’s 70 hotels owned as of March 31, 2012 and the comparable period in 2011, excluding 3 hotels held for sale including Twin Falls, ID AmericInn & Suites, Twin Falls, ID Hampton Inn, and Twin Falls, ID Holiday Inn Express & Suites, as if such hotels had been owned since January 1, 2011. As a result, these pro forma operating measures include operating results for certain hotels prior to the Company’s period of ownership.

(1) Includes expenses related to our predecessor in connection with the IPO.

SUMMIT HOTEL PROPERTIES
Pro Forma and Same-Store Statistical Data for the Hotels
(Unaudited)

	Company	Company and Predecessor
	Pro forma three	Pro forma three
	months ended	months ended
Total Portfolio (70 hotels)	03/31/12	03/31/11
Rooms Occupied	424,090	391,778
Rooms Available	654,472	644,260
Occupancy	64.80%	60.81%
ADR	$94.02	$94.42
RevPAR	$60.92	$57.42

Occupancy Growth	6.6%
ADR Growth	-0.4%
RevPAR Growth	6.1%

Note:

Pro Forma RevPAR, Pro Forma RevPAR growth, Pro Forma Hotel EBITDA, Pro Forma Hotel EBITDA margin and Pro Forma Hotel EBITDA margin growth includes operating results for the Company’s 70 hotels owned as of March 31, 2012, excluding 3 hotels held for sale including Twin Falls, ID AmericInn & Suites, Twin Falls, ID Hampton Inn, and Twin Falls, ID Holiday Inn Express & Suites, as if such hotels had been owned since January 1, 2011. As a result, these pro forma operating measures include operating results for certain hotels prior to the Company’s period of ownership.

	Company	Company and Predecessor
	Three months	Three months
Same Store (62 hotels)	ended 03/31/12	ended 03/31/11
Rooms Occupied	364,916	342,251
Rooms Available	568,750	563,040
Occupancy	64.16%	60.79%
ADR	$92.01	$92.62
RevPAR	$59.03	$56.30

Occupancy Growth	5.6%
ADR Growth	-0.7%
RevPAR Growth	4.9%

Note:

This schedule includes operating data for same store properties owned at all times by the Company during the three-month periods ended March 31, 2012 and 2011, excluding three hotels held for sale (Twin Falls, ID AmericInn & Suites, Twin Falls, ID Hampton Inn, and Twin Falls, ID Holiday Inn Express & Suites).

SUMMIT HOTEL PROPERTIES
Pro Forma Statistical Data for the Hotels
(Unaudited)

Prior Year Pro Forma Operating Data
	2011
	Q1	Q2	Q3	Q4	Full Year
Occupancy	60.8%	68.6%	69.8%	59.2%	64.6%
ADR	$94.42	$90.67	$91.89	$90.11	$91.74
RevPAR	$57.42	$62.22	$64.16	$53.37	$59.30

Note:

This schedule includes operating data for same store properties owned as of March 31, 2012 for the Company, excluding three hotels held for sale including Twin Falls, ID AmericInn & Suites, Twin Falls, ID Hampton Inn, and Twin Falls, ID Holiday Inn Express & Suites.

Non-GAAP Financial Measures

FFO and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items such as loss on impairment of assets, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs because the amount of depreciation and amortization we add back to net income or loss includes amortization of deferred financing costs and amortization of franchise royalty fees. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. We further adjust FFO for certain additional items that are not included in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, and certain other nonrecurring expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs. We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. FFO and AFFO should not be considered as an alternative measure of our net income (loss) or operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA and Adjusted EBITDA, and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, loss on impairment of assets, and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. EBITDA, adjusted EBITDA and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA and hotel EBITDA can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA, adjusted EBITDA and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

CONTACT:
Summit Hotel Properties, Inc.
www.shpreit.com
Dan Boyum, VP of Investor Relations
605-782-2015